
                                   EXHIBIT 11

                 AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                    Primary (2)                       Fully diluted (3)
                                                                 earnings per share                   earnings per share
                                                             -----------------------------         ----------------------------
                                                                1995               1994               1995               1994
                                                             ----------         ----------

Average shares outstanding for the three month
period ending March 31,                                      2,334,789          2,358,383          2,334,789         2,358,383

     Incremental shares resulting from conversion of common stock equivalents:

        Options  to  purchase  shares of common  stock
        at an  exercise  price of $5.37- $15.675
        (261,975 and 245,450 options at March 31, 1994
        and 1995, respectively) (1)                             47,605             50,648             54,039            50,648
                                                             ----------         ----------         ----------        ----------
           Total incremental shares resulting from
           conversion of common stock equivalents
           at March 31,                                         47,605             50,648             54,039            50,648
                                                             ----------         ----------         ----------        ----------
Total shares and  incremental  shares  resulting from
conversion of common stock equivalents at March 31,          2,382,394          2,409,031          2,388,828         2,409,031
                                                             ==========         ==========         ==========        ==========
Percentage of incremental shares resulting from
conversion of common stock equivalents at  March 31,
                                                                 2.00%              2.10%              2.26%             2.10%
                                                             ==========         ==========         ==========        ==========

                 AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


  (1)    Outstanding options and warrants to purchase common stock.

         Options to purchase shares of common stock as of March 31, 1995 and 1994, respectively:

                                        March 31, 1995            March 31, 1994
                                        --------------            --------------

           Grant price:    $5.37            11,000                    11,000
           Grant price:    $9.875           10,750                    13,250
           Grant price:    $10.625          13,250                    16,250
           Grant price:    $11.125          14,750                    18,250
           Grant price:    $9.375            1,125                    10,125
           Grant price:    $11.375           7,500                     7,500
           Grant price:    $14.25           12,750                    15,750
           Grant price:    $15.675           8,500                     8,500
           Grant price:    $9.213            8,500                     8,500
           Grant price:    $8.375           20,500                    26,250
           Grant price:    $8.375           18,750                    19,400
           Grant price:    $10.75           34,875                    37,500
           Grant price:    $11.825          10,000                    10,000
           Grant price:    $10.375           3,000                     3,000
           Grant price:    $13.875          70,200                    56,700
                                           -------                   -------
                                           245,450                   261,975
                                           =======                   =======



 (2) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating primary earnings per share, is based on the average of the closing prices, for the three months and nine months ended March 31, 1995 and 1994, as reported on the American Stock Exchange.

 (3) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating fully diluted earnings per share, is based on the greater of the average ending ask price or the closing ask price on March 31, 1995 and 1994, as reported on the American Stock Exchange.